SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PALM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Palm, Inc.

5470 Great America Parkway
Santa Clara, California 95052

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 11, 2001

To our Stockholders:

          The annual meeting of the stockholders of Palm, Inc. will be held on Thursday, October 11, 2001, at 9:30 a.m. at the Hilton Santa Clara, 4949 Great America Parkway, Santa Clara, California 95054, for the following purposes:

1.	To elect two (2) Class II directors to hold office for a three-year term.

2.	To approve Palm’s 1999 Stock Plan, as amended.

3.	To approve Palm’s 2001 Stock Option Plan for Non-Employee Directors.

4.	To approve Palm’s Performance Based Bonus Plan.

5.	To ratify the appointment of Deloitte & Touche LLP as Palm’s independent public accountants for the fiscal year ending May 31, 2002.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Stockholders of record at the close of business on August 13, 2001 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at Palm’s offices at 5470 Great America Parkway, Santa Clara, California 95052.

By Order of the Board of Directors,

Stephen Yu
Secretary

September 4, 2001
Santa Clara, California

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Palm, Inc.

5470 Great America Parkway
Santa Clara, California 95052

PROXY STATEMENT

          The accompanying proxy is solicited by the Board of Directors of Palm, Inc., a Delaware corporation (the “Company” or “Palm”), for use at the Annual Meeting of Stockholders to be held on Thursday, October 11, 2001, at 9:30 a.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The meeting will be held at the Hilton Santa Clara, 4949 Great America Parkway, Santa Clara, California 95054. The Company’s telephone number is (408) 878-9000. The date of this Proxy Statement is September 4, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

          Certain Financial Information.    Please take note that the Company’s financial statements and related information are included with its 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 13, 2001, which is enclosed with this Proxy Statement.

          Voting Securities.    Only stockholders of record as of the close of business on August 13, 2001 (the “Record Date”) will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 567,156,031 shares of Common Stock of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote on the proposals presented in this Proxy Statement for each share of stock held. There is no cumulative voting in the election of directors.

          Solicitation of Proxies.    The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation. The Company has retained Georgeson Shareholder, a professional solicitation firm, to assist in the solicitation of proxies at a cost of approximately $12,000, plus reasonable expenses.

          Voting of Proxies.    All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See “TRANSACTION OF OTHER BUSINESS.” A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a validly executed proxy with a later date, or by attending the meeting and voting in person.

          Quorum.    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

          Abstentions.    Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

          Broker Non-Votes.    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan amendment).

          Stock Ownership of Certain Beneficial Owners and Management.    The following table sets forth certain information, as of July 16, 2001, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and director-nominee of the Company; (iii) the Chief Executive Officer and each other person included in the Summary Compensation Table (collectively, the “Named Executive Officers”); and (iv) all current executive officers and directors of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
Janus Capital Corporation 100 Fillmore Street Denver, Colorado 80206-4923	37,593,123	(3)	6.6
Eric A. Benhamou	972,729	(4)	*
Carl J. Yankowski	753,253	(5)	*
Alan J. Kessler	531,671	(6)	*
Barry Cottle	227,291	(7)	*
Satjiv S. Chahil	224,050	(8)	*
Judy Bruner	240,338	(9)	*
Stewart Gill	66,047	(10)	*
Gordon A. Campbell	23,334	(11)	*
Jean-Jacques Damlamian	13,334	(12)	*
Michael Homer	23,334	(13)	*
David C. Nagel	23,334	(14)	*
Susan G. Swenson	23,334	(15)	*
All current directors and executive officers as a group (12 persons) (16)	2,969,315		*

*	Less than 1%.

(1)
To the Company’s knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Based on 567,169,963 shares of the Company’s Common Stock issued and outstanding as of July 16, 2001.

(3)	Represents all shares held by Janus Capital Corporation and affiliated persons based upon information reported on its Form 13G filed with the Securities and Exchange Commission on February 15, 2001.

(4)	Includes 13,334 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001.

(5)
Includes 729,165 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001. Also includes 18,750 shares of restricted stock subject to repurchase by the Company which vests in equal amounts each year over a four-year period.

(6)	Includes 530,356 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001.

(7)
Includes 214,583 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001. Also includes 9,375 shares of restricted stock subject to repurchase by the Company which vests in equal amounts each year over a four-year period.

(8)
Includes 200,520 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001. Also includes 18,281 shares of restricted stock subject to repurchase by the Company which vests in equal amounts each year over a four-year period.

(9)
Includes 228,659 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001. Also includes 2,382 shares of restricted stock subject to repurchase by the Company which vests quarterly in equal amounts over a one-year period.

(10)
Includes 62,000 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001. Also includes 2,250 shares of restricted stock subject to repurchase by the Company which vests in equal amounts each year over a four-year period.

(11)	Includes 13,334 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001.

(12)	Mr. Damlamian was elected to the Board of Directors effective as of September 13, 2000. Includes 13,334 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001.

(13)	Includes 13,334 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001.

(14)
Includes 13,334 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001. Also includes 10,000 shares held by Dr. Nagel and his spouse as trustees of the Nagel/Schreiner Revocable Trust.

(15)	Includes 13,334 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001.

(16)	Includes 1,903,946 shares issuable upon the exercise of options exercisable within 60 days of July 16, 2001.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy)

          The number of directors authorized by the Company’s Bylaws, as amended, is currently fixed at 8. The Company’s Bylaws, as amended, provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. Class II currently has two members, whose terms currently expire as of the date of the 2001 Annual Meeting. A stockholder may not cast votes for more than two nominees. The two Class II directors to be elected at the 2001 Annual Meeting are to be elected to hold office until the fiscal year 2004 Annual Meeting or until their successors have been appointed or elected and qualified.

          The Company’s nominees for election at the Annual Meeting to Class II of the Board of Directors are Gordon A. Campbell and Susan G. Swenson. If a nominee declines to serve or becomes unavailable for any reason, (although the Board of Directors knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as the Board of Directors may designate.

Vote Required

          If a quorum is present and voting at the Annual Meeting, the two nominees for Class II directors receiving the highest number of affirmative votes will be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Nominees and Other Directors

          The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company. Each nominee is currently serving as a director of the Company.

Nominees for Election as Class II Directors Serving for a Term Expiring in 2004

Name	Principal Occupation During Past Five Years	Age	Director Since
Gordon A. Campbell
Mr. Campbell has served as one of our directors since September 1999.
Mr. Campbell is the founder and, since 1993, has been President and
Chairman of the Board of Techfarm, Inc., a company formed to launch technology-based start-up companies. Mr. Campbell was the founder of
CHIPS and Technologies, Inc., a company that designs and distributes very large-scale integrated circuit products, and served as its President and Chief
Executive Officer from December 1984 until November 1993, and as its
Chairman of the Board from December 1984 until November 1995. Mr.
Campbell also serves as a director of Bell Microproducts, Inc. and Chairman of the Board of Directors of Resonate, Inc. and 3D/Fx Interactive Inc.
		57	1999

Susan G. Swenson	Ms. Swenson has served as one of our directors since October 1999. Ms. Swenson has been President and Chief Operating Officer and a director of Leap Wireless International, Inc. since July 1999. From July 1999 to July 2000, Ms. Swenson was Chief Executive Officer of Cricket Communications, Inc. From March 1994 to July 1999, Ms. Swenson served as President and Chief Executive Officer of Cellular One, a joint venture between AirTouch/Vodafone and AT&T Wireless. Ms. Swenson is also a director of Wells Fargo Bank and General Magic, Inc.	53	1999
Incumbent Class III Directors Serving for a Term Expiring in 2002
Name	Principal Occupation During Past Five Years	Age	Director Since
Eric A. Benhamou
Mr. Benhamou has served as our chairman of the board of directors since
September 1999. From September 1990 to December 2000, he served as chief executive officer of 3Com Corporation. Previously, he held a variety of senior management positions in engineering, operations, and management at
3Com. In 1981, Mr. Benhamou co-founded Bridge Communications and was vice president of engineering until its merger with 3Com in 1987. Before joining Bridge Communications, he worked at Zilog, Inc., serving as project manager, software engineering manager and design engineer. Mr. Benhamou also serves as chairman of the board of Cypress Semiconductor Inc. and of
3Com Corporation and as a director of Legato Systems, Inc., Intransa and
Atrica. Mr. Benhamou serves on the executive committee of TechNet and is a member of the President’s Information Technology Advisory Committee. In
addition, he serves on the Stanford University School of Engineering board of advisors, as vice chairman of the board of governors of Ben Gurion
University and as chairman of Western Governor’s University’s National
Advisory Board. Mr. Benhamou holds honorary doctoral degrees from Ben
Gurion University of the Negev, Widener University and the University of
South Carolina. He has a master of science degree in electrical engineering from Stanford University and a Diplôme d’Ingénieur from Ecole Nationale
Supérieure d’Arts et Métiers, Paris.
		46	1999

Name	Principal Occupation During Past Five Years	Age	Director Since
Jean-Jacques Damlamian
Mr. Damlamian has served as one of our directors since September 2000.
Mr. Damlamian has been Group Executive Vice President in charge of the
Development Branch of France Telecom since January 1996. From April 1991 until January 1996, Mr. Damlamian was Senior Vice President, Marketing and
Sales for France Telecom. Mr. Damlamian served as Group Vice President,
International and Industrial Affairs for France Telecom from November 1989 until April 1991, and was its Vice President, Mobile Services from May 1988 until November 1989. Prior to May 1988, Mr. Damlamian worked in various divisions of France Telecom. Mr. Damlamian graduated from the Ecole
Polytechnique and Ecole Nationale Superieure des Telecommunications, and
he is a member of the Institute of Electrical and Electronics Engineers (IEEE).
Mr. Damlamian is a recipient of the French Legion d’Honneur and the Ordre
National du Merite. In March 2001, Mr. Damlamian was elected Non-
Executive Chairman of the Supervisory Board of EUTELSAT S.A., a
company that is incorporated in France and operates satellite services throughout Europe and other parts of the world. Mr. Damlamian also serves as a director of Bull S.A.
		59	2000

David C. Nagel
Dr. Nagel has served as one of our directors since February 2000. Dr. Nagel has been President of AT&T Labs since April 1996 and AT&T Chief
Technology Officer since August 1997. Dr. Nagel has also served as Chief
Technology Officer of Concert, a joint venture between AT&T and British
Telecom, since June 1999. Prior to joining AT&T, Dr. Nagel was a Senior
Vice President of Apple Computer, where he led the worldwide research and development group responsible for Macintosh hardware, Mac OS software, imaging and other peripheral products. Before joining Apple’s Advanced
Technology Group in 1988, Dr. Nagel was a research scientist and head of human factor research at NASA’s Ames Research Center. Dr. Nagel holds undergraduate and graduate degrees in engineering and a doctorate in experimental psychology, all from the University of California, Los Angeles.
Dr. Nagel also serves as a director of Liberate Technologies, Respond TV and ArcoSoft, Inc.
		56	2000
Incumbent Class I Directors for a Term Expiring in 2003
Name	Principal Occupation During Past Five Years	Age	Director Since
Carl J. Yankowski
Mr. Yankowski has served as Chief Executive Officer and one of our directors since December 1999. From September 1998 to December 1999,
Mr. Yankowski was Executive Vice President of Reebok International Ltd.
and President and Chief Executive Officer of the Reebok Division. From
November 1993 to January 1998, Mr. Yankowski was President and Chief
Operating Officer of Sony Electronics Inc., a subsidiary of the Sony
Corporation. Mr. Yankowski holds a Bachelor of Science degree in electrical engineering from the Massachusetts Institute of Technology as well as a
Bachelor of Science degree in management, which he earned concurrently from MIT’s Sloan School of Management. Mr. Yankowski also serves as a director of Safeguard Scientifics, Avidyne, Inc. and Novell, Inc. He is also a member of the board of advisors of Boston College Business School.
		53	1999

Name	Principal Occupation During Past Five Years	Age	Director Since
Michael Homer
Mr. Homer has served as one of our directors since February 2000.
Mr. Homer has been the Chief Executive Officer and Chairman of Kontiki,
Inc. since November 2000. From April 1999 to November 2000,
Mr. Homer was Senior Vice President at America Online. Prior to
Netscape’s acquisition by America Online, Mr. Homer held various positions at Netscape beginning in October 1994, including Executive Vice
President, Sales and Marketing and General Manager of Netscape
Netcenter. From April 1994 to October 1994, Mr. Homer was a consultant.
From August 1993 to April 1994, Mr. Homer served as Vice President,
Engineering at EO Corporation, a hand-held computer manufacturer, and from July 1991 to July 1993, Mr. Homer was Vice President, Marketing of
Go Corporation, a pen-based software company. He had previously been
Director of Product Marketing of Apple, where he held various technical and marketing positions from 1982 through 1991. Mr. Homer holds a B.S.
from the University of California, Berkeley. Mr. Homer is also a director of
TiVo, Inc., Charitable Way, Oscar Technologies and Eazel.
		43	2000

Gareth C. C. Chang
Mr. Chang has served as one of our directors since July 2001. He has been the Chairman and Managing Partner of GC3 & Associates International,
LLC and the Executive Chairman of click2Asia and Amedia since June
2000. From September 1998 to April 2000, Mr. Chang served as Chairman and Chief Executive Officer of STAR TV and Executive Director of New
Corporation. From July 1993 to August 1998, Mr. Chang was President of
Hughes Electronics International and President of Direct TV International.
Previously, he was Corporate Vice President of McDonnel Douglas
Corporation. Mr. Chang holds a bachelors degree in mathematics and physics from California State University, Fullerton and a master of business administration degree from Pepperdine University. He also holds an honorary doctoral degree from California State University, Fullerton and is currently a visiting professor at Tsinghua University in Beijing, China.
Mr. Chang is currently a member of the Advisory Council of Nike Inc. and also serves as a director of SRS Labs Inc.
		58	2001

Board and Committee Meetings

          During the fiscal year ended June 1, 2001 (the “Last Fiscal Year”), the Board of Directors held seven (7) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

          During the Last Fiscal Year, the Company’s Audit Committee met four (4) times. Its current members are Eric A. Benhamou, Gordon A. Campbell, David C. Nagel and Susan G. Swenson. The Audit Committee reviews the Company’s auditing, accounting, financial reporting and internal control functions and makes recommendations to the Board of Directors for the selection of independent accountants. In addition, the Audit Committee monitors the quality of the Company’s accounting principles and financial reporting, as well as the independence of and the non-audit services provided by the Company’s independent accountants. For additional information concerning the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

          During the Last Fiscal Year, the Compensation Committee met six (6) times. Its current members are Gordon A. Campbell and Susan G. Swenson. In addition, Eric A. Benhamou serves as a non-voting member of the Compensation Committee. The Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for the Company’s executive officers including salaries, bonuses, stock options, benefits and other compensation arrangements. For additional information concerning the Compensation Committee, see “EXECUTIVE COMPENSATION AND OTHER MATTERS—Compensation Committee Interlocks and Insider Participation” and “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

          During the Last Fiscal Year, Mr. Homer and Dr. Nagel attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during the period they served as directors and the total number of meetings held by the committees of the Board of Directors during the period that they served on any such committees of the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

          The following table sets forth information concerning the compensation paid by the Company to (i) the chief executive officer of the Company, (ii) the four other most highly compensated individuals (based on salary and bonus during the Last Fiscal Year) who were serving as executive officers of the Company at the end of the fiscal year ended June 1, 2001, and (iii) an individual who would constitute one of the four most highly compensated executive officers (other than the chief executive officer) but for the fact that he was not serving as an executive officer of the Company at the end of the fiscal year ended June 1, 2001 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options(#)		All Other Compensation ($)(3)
Carl J. Yankowski, Chief Executive Officer and Director (6)	2001	666,667	249,010	—	1,000,000		71,150
	2000	281,819	430,010	950,000	2,000,000		130,246

Alan J. Kessler, General Manager, Platform Solutions Group	2001	423,333	81,000	—	310,000		6,056
	2000	400,000	258,890	—	813,157		954
	1999	400,000	—	—	83,500	(4)	10,466

Barry Cottle, Chief Internet Officer (7)	2001	360,000	70,000	—	250,000		49,569
	2000	99,167	86,771	475,000	600,000		156,626

Satjiv S. Chahil, Chief Marketing Officer (8)	2001	353,750	68,000	—	462,500		6,915
	2000	89,333	—	926,250	450,000		407

Judy Bruner, Senior Vice President and Chief Financial Officer	2001	311,667	58,003	—	242,000		5,788
	2000	247,917	151,522	—	467,000		2,857
	1999	204,967	16,504	—	35,000	(5)	5,480

Stewart Gill, Chief Human Resources Officer (9)	2001	248,333	38,000	—	186,000		6,088
	2000	83,674	53,786	114,000	144,000		1,721

(1)
The amounts listed in this column include amounts earned and/or paid under 3Com’s company-wide profit-sharing plan for fiscal year 1999 and the first three quarters of fiscal year 2000. 3Com distributed amounts paid under 3Com’s plan at six-month intervals to all employees worldwide, including executive officers, other than those who are paid commissions, with the individual payments pro rata based on salary level. In addition, the amounts listed in this column include amounts earned and/or paid under Palm’s company-wide bonus plan for the last quarter of fiscal year 2000 and for fiscal year 2001. Amounts paid under Palm’s company-wide bonus plan are distributed at six-month intervals to all employees worldwide, including executive officers, other than those who are paid commissions, with the individual payments based on the Company’s and the individual’s performance. In fiscal year 2001, Palm’s executive officers declined the bonuses that they were eligible to receive under Palm’s company-wide bonus plan for the third quarter of fiscal year 2001, and no executive officers were paid bonuses under Palm’s company-wide bonus plan for the fourth quarter of fiscal year 2001 due to Palm’s financial performance.

(2)
Amounts for fiscal year 2000 represent the dollar value of the 25,000 shares of restricted stock granted to Mr. Yankowski, the dollar value of the 12,500 shares of restricted stock granted to Mr. Cottle, the dollar value of the 24,375 shares of restricted stock granted to Mr. Chahil and the dollar value of the 3,000 shares of restricted stock granted to Mr. Gill based upon the closing price of $38.00 per share of Palm’s Common Stock on the date of grant. The grants of restricted stock to Messrs. Yankowski, Cottle, Chahil and Gill vest and become exercisable in equal annual increments over a four year period. The total number of shares of restricted stock outstanding as of June 1, 2001 was 633,781. Based on the closing sale price of the Company’s common stock as reported by the Nasdaq National Market System on June 1, 2001 of $6.19 per share, the dollar value of these shares of restricted stock was $3,923,104.

(3)
All other compensation generally includes payment of relocation expenses, 401(k) matching payments and group term life insurance premiums. With respect to Mr. Yankowski, all other compensation includes $62,508 in payments of relocation expenses, $5,100 in 401(k) matching payments and $3,542 in group term life insurance premiums in fiscal year 2001. With respect to Mr. Kessler, all other compensation includes $5,100 in 401(k) matching payments and $956 in group term life insurance premiums in fiscal year 2001. With respect to Mr. Cottle, all other compensation includes $43,712 in payments of relocation expenses, $5,100 in 401(k) matching payments and $758 in group term life insurance premiums in fiscal year 2001. With respect to Mr. Chahil, all other compensation includes $1,815 in group term life insurance premiums in fiscal year 2001. With respect to Ms. Bruner, all other compensation includes $5,100 in 401(k) matching payments and $688 in group term life insurance premiums in fiscal year 2001. With respect to Mr. Gill, all other compensation includes $5,100 in 401(k) matching payments and $988 in group term life insurance premiums in fiscal year 2001.

(4)
This amount represents options to purchase shares of 3Com common stock granted to Mr. Kessler in fiscal year 1999. On July 28, 2000, these options were converted into options to purchase 159,143 shares of Palm’s common stock.

(5)
This amount represents options to purchase shares of 3Com common stock granted to Ms. Bruner in fiscal year 1999. On July 28, 2000, these options were converted into options to purchase 46,695 shares of Palm’s common stock.

(6)	Mr. Yankowski became an employee of the Company in December 1999.

(7)	Mr. Cottle became an employee of the Company in February 2000.

(8)	Mr. Chahil became an employee of the Company in February 2000.

(9)	Mr. Gill became an employee of the Company in January 2000.

Grants of Stock Options

          The following table provides information concerning grants of options to purchase the Company’s Common Stock made during the Last Fiscal Year to the Named Executive Officers:

OPTION GRANTS IN FISCAL YEAR 2001

Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year 2001(2)	Exercise Price Per Share ($/sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
					5% ($)	10% ($)
Carl J. Yankowski	500,000	2.8	7.70	04/19/11	2,421,244	6,135,909
	500,000	2.8	29.4375	07/11/10	9,256,543	23,457,897

Alan J. Kessler	110,000	0.6	7.70	04/19/11	532,674	1,349,900
	200,000	1.1	29.4375	07/11/10	3,702,617	9,383,159

Barry Cottle	100,000	0.6	7.70	04/19/11	484,249	1,227,182
	150,000	0.8	29.4375	07/11/10	2,776,963	7,037,369

Satjiv S. Chahil	250,000	1.4	7.70	04/19/11	1,210,622	3,067,954
	100,000	0.6	42.875	09/01/10	2,696,386	6,833,171
	112,500	0.6	29.4375	07/11/10	2,082,722	5,278,027

Judy Bruner	125,000	0.7	7.70	04/19/11	605,311	1,533,977
	117,000	0.7	29.4375	07/11/10	2,166,031	5,489,148

Stewart Gill	150,000	0.8	7.70	04/19/11	726,373	1,840,773
	36,000	0.2	29.4375	07/11/10	666,471	1,688,969

(1)
All of the above options are subject to the terms of the Company’s 1999 Stock Plan and are exercisable only as they vest. With respect to the options granted to executive officers on April 19, 2001, the options commence vesting on July 1, 2001 and become exercisable in equal monthly increments over a two-year period thereafter provided the optionee continues to be employed by the Company. With respect to the options granted to executive officers on July 11, 2000 and September 1, 2000, the options commence vesting on the date of grant and become exercisable in equal monthly increments over a four-year period provided the optionee continues to be employed by the Company.

(2)	Based on a total of options to purchase 17,829,911 shares granted to all Palm employees in fiscal year 2001.

(3)	All options were granted at an exercise price equal to the fair market value of Palm’s Common Stock on the date of grant.

(4)
Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent the Company’s estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders’ continued employment through the vesting period.

Exercises of Stock Options

          The following table provides information concerning option exercises during the Last Fiscal Year and the exercisable and unexercisable options held as of June 1, 2001, by the Named Executive Officers:

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 6/1/01 (#)		Value of Unexercised In-the-Money Options at 6/1/01 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carl J. Yankowski	—	—	604,166	2,395,834	—	—
Alan J. Kessler (2)	150,000	4,443,671	416,445	1,081,401	—	—
Barry Cottle	—	—	181,250	668,750	—	—
Satjiv S. Chahil	—	—	154,687	757,813	—	—
Judy Bruner (2)	—	—	179,603	662,749	—	—
Stewart Gill	—	—	43,500	286,500	—	—

(1)	Based on a fair market value of $6.19 per share as of June 1, 2001, the closing sale price of the Company’s Common Stock on that date as reported by the Nasdaq National Market System.

(2)
Alan J. Kessler and Judy Bruner also received options to purchase Palm’s Common Stock upon the conversion of their 3Com options to Palm options, which occurred on July 28, 2000. For additional information concerning the Palm options that these individuals received upon the conversion of their 3Com options, see the footnotes to the table in the section entitled “GENERAL INFORMATION – Stock Ownership of Certain Beneficial Owners and Management.”

Employment, Severance and Change-of-Control Arrangements

          Mr. Yankowski serves as our Chief Executive Officer and as a director. Under the terms of his employment, in the event that Mr. Yankowski is terminated for any reason other than for cause or voluntarily terminates his employment for good reason, he is entitled to receive a lump sum payment equal to two times his annual salary, full vesting of any shares of restricted stock (excluding any performance-based awards), and 2 years of vesting of stock options (excluding any performance vesting options) and employer paid health benefits. In addition, pursuant to a management retention agreement, Mr. Yankowski is entitled to severance benefits in the event that, within 2 years following a change of control, his employment is terminated involuntarily other than for cause, death or disability or by Mr. Yankowski for good reason. These severance benefits include a severance payment of two times his annual salary and target bonus, continued employee benefits, pro-rated bonus payment, full vesting of stock options, and a tax equalization payment to eliminate the effects of any applicable “golden parachute” excise tax.

          The Company has entered into management retention agreements with Judy Bruner, Satjiv Chahil, Barry Cottle, Stewart Gill and Alan Kessler. Pursuant to these agreements, each of these named executive officers is entitled to severance benefits if, within 12 months following a change of control, the employee’s employment is terminated involuntarily by Palm other than for cause or voluntarily by the employee for good reason. These severance benefits include a severance payment of one times his or her annual salary and target bonus, continued employee benefits, pro-rated bonus payment, full acceleration of vesting of his or her stock options, and a tax equalization payment to eliminate the effects of any applicable “golden parachute” excise tax. If any of these individuals terminates employment (other than within 12 months after a change of control), he or she will be entitled to certain payments and benefits if the termination was by the Company other than for cause or by the employee for good reason. These payments and benefits include a lump sum payment equal to his or her then annual salary, vesting of one-half of any shares of restricted stock (excluding any performance-based awards), and 1 year of vesting of stock options (excluding any performance vesting options) and employer paid health benefits.

          The Company’s 1999 Stock Plan, as amended (the “Stock Plan”), provides that in the event of the Company’s merger with or into another corporation or the sale of substantially all of the Company’s assets, the successor corporation may assume or substitute an equivalent award for each outstanding option or stock purchase right. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control (as defined in the Stock Plan), then the vesting and exercisability of 50% of the then unvested shares of Common Stock of the Company subject to his or her option or stock purchase right will accelerate. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a merger or sale of assets, the administrator of the Stock Plan will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

          Under the Company’s 1999 Employee Stock Purchase Plan, as restated, in the event of the Company’s merger with or into another corporation or the sale of all or substantially all of the Company’s assets, the successor corporation may assume or substitute an equivalent option for each outstanding option. If the successor corporation does not assume or substitute for the outstanding options, the purchase periods and offering periods then in progress will be shortened by setting a new exercise date, which will be before the merger or sale of assets.

          The Company’s Amended and Restated 1999 Director Option Plan, as amended (the “1999 Director Plan”), provides that in the event of the Company’s merger with or into another corporation or the sale of substantially all of the Company’s assets, each outstanding option may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not assume or substitute for an outstanding option, the option will become fully vested and exercisable. If an option becomes fully vested and exercisable in lieu of such assumption or substitution, the administrator of the 1999 Director Plan will notify the optionee that the option is fully exercisable for 30 days from the date of such notice and that the option will terminate upon the expiration of such 30-day period. In addition, in the event of a change of control (as defined in the 1999 Director Plan), the exercisability of each outstanding option will accelerate and become fully vested and exercisable immediately prior to the change of control as to all of the shares then subject to the option. The option will terminate immediately following the change of control.

          The Company’s 2001 Stock Option Plan for Non-Employee Directors (the “2001 Director Plan”) for which the Company is seeking stockholder approval at the 2001 Annual Meeting provides that in the event of the Company’s merger with or into another corporation or the sale of substantially all of the Company’s assets, each outstanding option may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not assume or substitute for an outstanding option, the option will become fully vested and exercisable. If an option becomes fully vested and exercisable in lieu of such assumption or substitution, the administrator of the 2001 Director Plan will notify the optionee that the option is fully exercisable for 30 days from the date of such notice and that the option will terminate upon the expiration of such 30-day period. In addition, if a change of control (as defined in the 2001 Director Plan) occurs and a non-employee director will cease to be such as an immediate and direct consequence of the change of control, his or her outstanding options (if not yet expired) will become fully exercisable on the date of the change of control.

Compensation of Directors

          Members of the Board of Directors who are not employees of the Company or any subsidiary of the Company (“Non-Employee Directors”) received an annual retainer (which has been paid quarterly since September 1999) during the Last Fiscal Year as follows: members of the Board of Directors who serve on a standing committee of the Board of Directors receive $25,000 each; members of the Board of Directors who are not on a standing committee of the Board of Directors receive $20,000 each; plus reimbursement of travel expenses for travel by members of the Board of Directors who reside outside of the local area.

          If the Company’s stockholders approve the Company’s 2001 Stock Option Plan for Non-Employee Directors (the “2001 Director Plan”) at the 2001 Annual Meeting (as described in the section of this Proxy Statement entitled “APPROVAL OF PALM’S 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS”), the Non-Employee Directors will receive stock options under the 2001 Director Plan. The 2001 Director Plan provides for an automatic grant of an option to purchase 60,000 shares of the Company’s Common Stock to each Non-Employee Director on the date of the 2001 Annual Meeting, provided that he or she has served as such for at least the immediately preceding six months. Each individual who first becomes a Non-Employee Director after that date will automatically be granted an option to purchase 60,000 shares of the Company’s Common Stock on the date that he or she is first appointed or elected as a Non-Employee Director. Each Non-Employee Director will also automatically be granted an option to purchase 30,000 shares of the Company’s Common Stock on the date of each subsequent annual meeting if he or she is a Non-Employee Director on that date and has served as such for at least the immediately preceding six months. In addition to the initial and/or ongoing grants of options described above, a Non-Employee Director may be eligible to receive automatic grants of options based on his or her service as the Chairman of a standing committee of the Board of Directors (a “Committee Chair”), a member (whether voting or non-voting) of a standing committee of the Board of Directors (a “Committee Member”), and/or the Chairman of the Board of Directors. Each Non-Employee Director who is a Committee Chair on the date of the 2001 Annual Meeting will automatically be granted an option to purchase 7,000 shares of the Company’s Common Stock on that date. Each Non-Employee Director who first becomes a Committee Chair after that date will automatically be granted an option to purchase 7,000 shares of the Company’s Common Stock on the date that he or she is first appointed as a Committee Chair. Each Non-Employee Director who has received an option by reason of his or her status as a Committee Chair will also automatically be granted an option to purchase 7,000 shares of the Company’s Common Stock on the date of each subsequent annual meeting if he or she is a Committee Chair on that date and has served in such position for at least the immediately preceding six months. A Non-Employee Director will be entitled to more than one option by reason of his or her status as a Committee Chair to the extent that, on any grant date, he or she is the Chairman of more than one standing committee of the Board of Directors. In addition, each Non-Employee Director who is a Committee Member on the date of the 2001 Annual Meeting will automatically be granted an option to purchase 5,000 shares of the Company’s Common Stock on that date. Each Non-Employee Director who first becomes a Committee Member after that date will automatically be granted an option to purchase 5,000 shares of the Company’s Common Stock on the date that he or she is first appointed as a Committee Member. Each Non-Employee Director who has received an option by reason of his or her status as a Committee Member will also automatically be granted an option to purchase 5,000 shares of the Company’s Common Stock on the date of each subsequent annual meeting if he or she is a Committee Member on that date and has served in such position for at least the immediately preceding six months. A Non-Employee Director will be entitled to more than one option by reason of his or her status as a Committee Member to the extent that, on any grant date, he or she is a member of more than one standing committee of the Board of Directors. However, a Non-Employee Director may not receive an option by reason of his or her service on any standing committee with respect to which he or she is entitled to receive an option by reason of his or her status as the Chairman of that committee. Finally, each Non-Employee Director who is the Chairman of the Board of Directors on the date of an annual meeting will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock on that date. Each option granted under the 2001 Director Plan has a maximum term of ten years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. Each option becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, provided in each case the Non-Employee Director remains a director on those dates. However, if a change of control (as defined in the 2001 Director Plan) occurs and an optionee will cease to be a Non-Employee Director as an immediate and direct consequence of the change of control, his or her outstanding options will become fully vested and exercisable on the date of the change of control. Also, if an optionee terminates his or her service on the Board of Directors due to his or her death, his or her outstanding options will immediately vest in full.

          If the 2001 Director Plan is not approved by the Company’s stockholders at the 2001 Annual Meeting, the Non-Employee Directors will continue to receive stock options under the Company’s Amended and Restated 1999 Director Option Plan, as amended (the “1999 Director Plan”). The 1999 Director Plan provides for an initial automatic grant of an option to purchase 40,000 shares of the Company’s Common Stock to each Non-Employee Director on the date he or she is first appointed or elected as such. In addition, each Non-Employee Director is automatically granted an option to purchase 15,000 shares of the Company’s Common Stock on the date of each subsequent annual meeting if he or she is a Non-Employee Director on that date, is expected to continue in service as a Non-Employee Director after that date and has served as such for at least the immediately preceding six months. Each option granted under the 1999 Director Plan has a maximum term of ten years and an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Each option becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, provided in each case the Non-Employee Director remains a director on those dates. However, if a change of control (as defined in the 1999 Director Plan) occurs, each outstanding option will become fully vested and exercisable immediately prior to the change of control and the option will terminate following the change of control. Also, if an optionee terminates his or her service on the Board of Directors due to his or her death, his or her outstanding options will immediately vest in full. During the Last Fiscal Year, options were granted under the 1999 Director Plan for the following number of shares of the Company’s Common Stock and at the exercise prices shown: Eric A. Benhamou: 40,000 shares at a per share exercise price of $48.50; Gordon A. Campbell: 15,000 shares at a per share exercise price of $59.00; Jean-Jacques Damlamian: 40,000 shares at a per share exercise price of $48.50; Michael Homer: 15,000 shares at a per share exercise price of $59.00; David C. Nagel: 15,000 shares at a per share exercise price of $59.00; Susan G. Swenson: 15,000 shares at a per share exercise price of $59.00.

          In addition, Non-Employee Directors are also eligible for discretionary awards under the Company’s 1999 Stock Plan, as amended. However, as of the date of this Proxy Statement, no discretionary awards have been granted to Non-Employee Directors under the 1999 Stock Plan.

Compensation Committee Interlocks and Insider Participation

          During the Last Fiscal Year, James L. Barksdale, Gordon A. Campbell and Susan G. Swenson served as members of the Compensation Committee of the Company’s Board of Directors, none of whom is or has been an officer or employee of the Company. In addition, during the Last Fiscal Year, Eric A. Benhamou served as a non-voting member of the Compensation Committee. Mr. Benhamou had served as the Company’s chief executive officer until December 1999, prior to the Company’s separation from 3Com Corporation. Mr. Barksdale resigned from the Company’s Board of Directors in September 2000. No interlocking relationship existed during the Last Fiscal Year between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Section 16(a) Beneficial Ownership Compliance

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

          Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with during the Last Fiscal Year.

Certain Relationships and Related Transactions

Transactions with 3Com Corporation

          Through February 26, 2000, the date of legal separation from 3Com, Palm’s costs and expenses included allocations of certain 3Com expenses, including centralized legal, accounting, treasury, real estate, information technology, distribution, customer service, sales, marketing, engineering, and other 3Com corporate services and infrastructure costs. These allocations were determined on bases that 3Com and Palm considered to be reasonable reflections of the utilization of services provided or the benefit received by Palm. Allocated costs included in the accompanying consolidated statements of operations were as follows (in thousands):

	Years Ended
	June 2, 2000	May 28, 1999
Cost of revenues	$10,443	$ 9,238
Sales and marketing	20,541	16,625
Research and development	6,125	3,437
General and administrative	14,550	14,085
Other (income) expense, net	(632)	218

          After the legal separation from 3Com, Palm began paying 3Com lease agreements and for transitional services required while Palm established its independent infrastructure. Amounts paid to 3Com under transitional service and facilities lease agreements after the separation were recorded in the consolidated financial statements as follows (in thousands):

	Years Ended
	June 1, 2001	June 2, 2000
Cost of revenues	$ 4,203	$2,435
Sales and marketing	9,397	3,093
Research and development	10,851	2,708
General and administrative	5,996	3,276

          Palm and 3Com entered into various agreements for the purpose of governing certain of the ongoing relationships between Palm and 3Com at and after the separation date and to provide for an orderly transition. These agreements included:

•	key provisions for the creation of Palm as an independent publicly traded company,

•	transitional services while Palm builds its stand-alone infrastructure,

•	matters related to personnel and employee benefits,

•	the transfer of intellectual property,

•	the transfer of various owned and leased properties, and

•	the transfer of other assets and liabilities related to the Palm business.

          A Tax Sharing Agreement allocates 3Com’s and Palm’s responsibilities for certain tax matters. The agreement requires Palm to pay 3Com for the incremental tax costs of Palm’s inclusion in consolidated, combined or unitary tax returns with affiliated corporations. The agreement also provides for compensation or reimbursement as appropriate to reflect redeterminations of Palm’s tax liability for periods during which Palm joined in filing consolidated, combined or unitary tax returns. This agreement also requires Palm to indemnify 3Com for certain additional taxes that would result if an acquisition of a controlling interest in Palm’s stock after the distribution by 3Com to 3Com’s stockholders of the shares of Palm’s common stock owned by 3Com (which occurred on July 27, 2000) causes the distribution not to qualify for tax-free treatment to 3Com.

          Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the group’s federal income tax liability. Accordingly, Palm could be required to pay a deficiency in the group’s federal income tax liability for a period during which Palm was a member of the group even if the Tax Sharing Agreement allocates that liability to 3Com or another member.

          Effective as of the separation date, subject to specified exceptions, Palm and 3Com each released the other from any liabilities arising from events occurring on or before the separation date. In general, Palm and 3Com have indemnified the other from all liabilities arising from their respective businesses or contracts, as well as liabilities arising from a breach of the separation agreement or any ancillary agreement. Palm reimbursed 3Com for the cost of any insurance coverage from the separation date to July 27, 2000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          Set forth below is a report submitted by the Company’s Audit Committee describing the Company’s financial and accounting management policies and practices. The Audit Committee is composed of three directors who are independent within the meaning of the Nasdaq rules. In addition, the Audit Committee includes one director, Mr. Benhamou, who is not independent because, within the past three years, he was employed by 3Com Corporation, a former affiliate of the Company. However, 3Com Corporation distributed all of its shares of the Company’s common stock to 3Com Corporation’s stockholders on July 27, 2000 and Mr. Benhamou resigned as Chief Executive Officer of 3Com Corporation on January 3, 2001. In accordance with the Nasdaq rules, the Board of Directors determined that Mr. Benhamou’s membership on the Audit Committee constitutes an exceptional and limited circumstance to the independence requirements because Mr. Benhamou can provide significant expertise and service not otherwise currently available to the Company. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee among other things:

•	recommends to the Board of Directors which firm to engage as the Company’s independent auditors and reviews the independent auditors’ compensation, terms of engagement and independence;

•	meets with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and review the results of such audit;

•	reviews the results of each independent audit;

•	considers, with the independent auditors and senior internal auditing executive, the adequacy of the Company’s internal financial controls;

•	considers major changes and other major questions of choice regarding appropriate auditing and accounting principles and practices to be following when preparing the Company’s financial statements;

•	reviews the procedures employed by the Company in preparing published financial statements and related management commentaries; and

•	meets periodically with management to review the Company’s major financial risk exposures.

          In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with the Company’s management;

•	it has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and

•	it has discussed with the independent auditors the independent auditors’ independence.

          Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 1, 2001.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou
Gordon A. Campbell
David C. Nagel
Susan G. Swenson

AUDIT AND RELATED FEES

Audit Fees

          The aggregate fees billed to the Company by Deloitte & Touche LLP for the audit of the Company’s fiscal year 2001 annual financial statements and for the review of the financial statements included in the Company’s fiscal year 2001 quarterly reports on Form 10-Q totaled $1,200,000.

Financial Information Systems Design and Implementation Fees

          The aggregate fees billed by Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during its fiscal year 2001 totaled $5,813,000.

All Other Fees

          The aggregate fees billed to the Company by Deloitte & Touche LLP for services rendered to the Company during its fiscal year 2001, other than the services described above under “AUDIT FEES” and “FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES,” totaled $7,456,000.

          During the Company’s fiscal year 2001, Deloitte & Touche LLP provided non-recurring consulting services to assist the Company in designing and implementing a number of key financial and non-financial information systems. The Company engaged in a significant number of systems implementations in fiscal year 2001 due to its separation from 3Com Corporation which took place at the beginning of the fourth quarter of fiscal year 2000. Deloitte & Touche LLP was one of several firms engaged to assist with these system implementations. For the projects in which Deloitte & Touche LLP participated, the Company made all significant management decisions and evaluated the adequacy of the results of such projects. The Company’s management is responsible for maintaining a system of internal controls and has not relied upon Deloitte & Touche LLP in determining the adequacy of the Company’s financial reporting systems. The non-recurring consulting services provided by Deloitte & Touche LLP and other firms in fiscal year 2001 are not necessarily representative of future consulting service levels. The Audit Committee considered these services in its discussions with Deloitte & Touche LLP regarding Deloitte & Touche LLP’s independence.

          The Audit Committee considered and determined that the provision of the services other than the services described under “AUDIT FEES” is compatible with maintaining the independence of the independent auditors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

Summary of Compensation Policies for Executive Officers

          The goals of the Company’s compensation program are to: (i) enable the Company to attract, retain and motivate the most qualified talent who contribute to the long-term success of the Company; (ii) align compensation with business objectives and performance; and (iii) align incentives for executive officers with the interests of stockholders in maximizing stockholder value. The Company emphasizes performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. The Company intends to annually review its compensation practices by comparing them to surveys of relevant competitors and set objective compensation parameters based on this review. Compensation policies also reflect the competition for executive talent and the unique challenges and opportunities facing the Company in the handheld computing and Internet content and access markets.

          The Company’s compensation program for all employees includes both cash- and equity-based elements. Because it is directly linked to the interests of our stockholders, equity-based compensation is emphasized in the design of the Company’s compensation programs. Consistent with competitive practices, the Company also utilizes a cash bonus plan based on achievement of financial performance objectives.

Cash Compensation

          Salary.    The Company sets a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including companies similar in size and business that compete with the Company in the recruitment and retention of senior personnel. Base pay is targeted at 60% of market on the basis of external salary data from independent surveys. Individual salaries for each executive officer are set relative to this target based on sustained individual performance and contribution to the Company’s results.

          Cash Bonus.    During fiscal year 2001, all employees of the Company were eligible to participate in the Company’s cash bonus plan, with executive employee bonuses determined by the Compensation Committee of the Board of Directors. This plan provided cash awards for meeting quarterly revenue and earnings per share goals, based on a matrix in which 100% of target could be achieved only if the Company’s results meet targets. Targets for quarterly cash bonus awards for executive employees ranged from 35% to 100% of eligible base salary. Awards could range from zero to 200% of target and could be earned quarterly, based on achievement of stated performance objectives. An additional 50% of target could be earned at year end based on achievement of stated annual performance objectives related to consistency of financial results. In fiscal year 2001, based on the Company’s financial performance, a bonus at the 112%- and 45%-levels was paid to executive officers in the first and second quarters, respectively, and no bonus was paid to executive officers in the third and fourth quarters.

          In July 2001, the Compensation Committee approved the Fiscal Year 2002 Annual Incentive Plan. This plan provides that bonuses will be paid upon the achievement of certain revenue and pro forma earnings per share goals and other strategic milestones, which include returning to profitability, cash balance goals and product release achievements.

Equity-Based Compensation

          Initial or “new-hire” options are granted to executive officers when they first join the Company. In addition, restricted stock may be granted to certain executive officers when they first join the Company. Thereafter, options and restricted stock may be granted to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock granted to executive officers are subject to vesting restrictions that generally lapse over two to four years. The amount of actual options granted depends on the individual’s level of responsibility and a review of stock option grants of positions at a broad peer group. Options granted by the Company at the then-current fair market value become valuable and exercisable only if the executive officer continues to serve the Company and the price of the Company’s stock subsequently increases.

          In designing executive compensation for fiscal year 2001, the Company retained outside consultants to perform a comprehensive assessment of compensation for its Chief Executive Officer and other executive officers. The services rendered by the consultant to the Compensation Committee included surveying competitors’ practices, assessing the mix of pay relative to competitive practices, evaluating the linkage between pay and performance, and recommending compensation strategies.

          The Committee has considered the potential impact of Section 162(m) (the “Section”) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is “performance-based.” The Performance Based Bonus Plan for which the Company is seeking stockholder approval at the 2001 Annual Meeting permits the Company to pay compensation that is performance-based and thus fully deductible by the Company. Since the targeted cash compensation of the majority of the Named Executive Officers is below the $1 million threshold and the Company believes that any options granted under the 1999 Stock Plan, as amended, will meet the requirement of being performance-based under the Section, the Committee concluded that the Section should not materially reduce the tax deductions available to the Company and that no changes to the Company’s compensation program were needed in this regard. However, the Committee may from time to time approve compensation that is not deductible under the Section.

CEO Compensation

          The Chief Executive Officer’s salary and stock option grants generally follow the policies set forth above. Mr. Yankowski’s base annual salary for fiscal year 2001 of $666,667 reflects his position, duties and responsibilities. In addition, Mr. Yankowski received a cash bonus of $249,010 during fiscal year 2001 pursuant to the bonus plan in effect for all employees as a result of the Company’s achievement of certain revenue and earnings goals in the first half of fiscal year 2001. Mr. Yankowski’s stock option grant for fiscal year 2001 reflect his position, duties and responsibilities.

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Gordon A. Campbell
Susan G. Swenson
Eric A. Benhamou (non-voting member)

COMPARISON OF STOCKHOLDER RETURN

          Set forth below is a line graph comparing the cumulative total return on Palm’s Common Stock with the cumulative total return of the S&P 500 Index and the J.P. Morgan H&Q Technology Index for the period commencing on March 2, 2000, the date of the initial public offering of Palm’s Common Stock, and ending on June 1, 2001, Palm’s fiscal year end.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG PALM, INC., THE S&P 500 INDEX
AND THE J.P. MORGAN H&Q TECHNOLOGY INDEX

*	ASSUMES $100 INVESTED ON 3/2/00 IN PALM’S COMMON STOCK AND THE J.P. MORGAN H&Q TECHNOLOGY INDEX AND $100 INVESTED ON 2/29/00 IN THE S&P 500 INDEX – INCLUDING REINVESTMENT OF ANY DIVIDENDS.

Data Points for Performance Graph
	Cumulative Total Return
	March 2, 2000(1)	June 2, 2000		June 1, 2001
Palm, Inc.	$100	$ 70		$16
S&P 500 Index	$100	$104	(2)	$ 93	(2)
J.P. Morgan H&Q Technology Index	$100	$ 83		$42

(1)
The initial measurement point for the performance graph assumes a $100 investment in Palm’s Common Stock and in the J.P. Morgan H&Q Technology Index on March 2, 2000 and in the S&P 500 Index on February 29, 2000. In addition, the cumulative total returns assume the reinvestment of any dividends.

(2)
The cumulative total return information for the S&P 500 Index is only available at the end of each month, and, therefore, no data point is available for June 2, 2000 or June 1, 2001. Accordingly, the data points on the graph for the S&P 500 Index on June 2, 2000 and June 1, 2001 reflect the cumulative total returns as of May 31, 2000 and May 31, 2001, respectively.

APPROVAL OF PALM’S 1999 STOCK PLAN, AS AMENDED
(Proposal 2 on Proxy)

          We are asking stockholders to approve Palm’s 1999 Stock Plan, as amended (the “1999 Stock Plan” or the “Plan”) so that Palm can continue to receive a federal income tax deduction for compensation paid under the Plan. The 1999 Stock Plan was approved in 1999 by 3Com Corporation, our sole stockholder at the time, and no material modifications have been made to the Plan since such approval.

          Palm is required to periodically resubmit the Plan for stockholder approval so that the Plan may continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), which provides Palm with a federal income tax deduction for certain compensation paid under the Plan (as described in more detail below). The 1999 Stock Plan is attached as Appendix B to this proxy statement. The following summary of the 1999 Stock Plan does not contain all of the terms and conditions of the 1999 Stock Plan and is qualified in its entirety by reference to the 1999 Stock Plan. You should refer to Appendix B for a complete set of terms and conditions of the 1999 Stock Plan.

Summary of the 1999 Stock Plan

          Purpose.    The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company and its subsidiaries, and to promote the success of the Company’s business. The Plan provides for the grant of incentive stock options (which are entitled to favorable federal tax treatment), nonstatutory stock options (that is, options that are not incentive stock options) and stock purchase rights.

          Administration.    The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Administrator”). Subject to the terms of the Plan, the Administrator has all discretion and authority to administer the Plan and to control its operation, including, for example, the power to: (a) select which employees, directors and consultants will be granted options or stock purchase rights; (b) determine the terms and conditions of each such option or stock purchase right (such as the exercise price and vesting schedule); and (c) interpret the terms of the Plan and the outstanding options and stock purchase rights.

          Eligibility.    The Administrator selects the employees, directors and consultants to whom options and stock purchase rights will be granted under the Plan. However, incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company at the time of grant.

          Limitations.    Under Section 162(m) of the Code, the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, the Company can preserve the deductibility of compensation over $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan and setting limits on the number of options that any individual may receive. The Plan has been designed to permit the Administrator to grant options that qualify as “performance-based compensation” for purposes of satisfying the conditions of Section 162(m). For example, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 3,000,000 shares of the Company’s Common Stock, except that in connection with his or her initial service, an employee, director or consultant may be granted options to purchase up to an additional 6,000,000 shares.

          Terms and Conditions of Options.    Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

                  (a)    Exercise Price.    The Administrator has the discretion to determine the exercise price of options, except that the exercise price of an incentive stock option or a nonstatutory stock option that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the shares subject to the option at the time of grant (in certain circumstances, the exercise price of an incentive stock option must be at least 110% of the fair market value of the shares subject to the option at the time of grant). An exception is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled stock options from his or her former employer). For purposes of the Plan, “fair market value” generally means the closing sale price of the Company’s Common Stock on the relevant date.

                  (b)    Exercise of Option; Form of Consideration.    Options granted under the Plan become exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator. The Administrator determines the acceptable form of consideration for exercising an option. The Plan permits payment to be made by cash, check, promissory note, other shares of the Company’s Common Stock (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or any other form of consideration permitted by applicable law. In the case of an incentive stock option, the Administrator will determine the acceptable form of consideration for exercising the option at the time of grant (as set forth in the related option agreement).

                  (c)    Term of Option.    The term of each option will be stated in the option agreement. The term of an incentive stock option may be no more than 10 years from the date of grant (provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than 5 years from the date of grant). No option may be exercised after the expiration of its term.

                  (d)    Termination of Employment or Service.    If an optionee ceases to be an employee, director or consultant of the Company for any reason (other than upon the optionee’s death or disability), then the optionee may generally exercise the option within the period of time specified in the option agreement or, if no such time is specified, within 3 months of such termination to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

                  (e)    Death or Disability of Optionee.    If an optionee ceases to be an employee, director or consultant of the Company due to the optionee’s death or disability, the optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent it was vested on the date of termination, within the period of time specified in the option agreement or, if no such period of time was specified, within 12 months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

                  (f)    Buyout Provisions.    The Administrator may at any time offer to buy out an option previously granted for a payment of cash or shares of the Company’s Common Stock.

                  (g)    Nontransferability of Options.    Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

                  (h)    Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

          Stock Purchase Rights.    Stock purchase rights may be issued alone, in addition to or in tandem with other awards granted under the Plan, but stock purchase rights may not be issued in any fiscal year of the Company for more than 10% of the total shares available for issuance in the aggregate under the Plan on the first day of such fiscal year. The offer of a grant of stock purchase rights by the Administrator will be accepted by execution of a restricted stock purchase agreement by the offeree, which, unless the Administrator determines otherwise, will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or service with the Company for any reason (including death or disability).

          Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.    Subject to certain restrictions, the number of shares of the Company’s Common Stock which have been authorized for issuance under the Plan, the number of shares that may be added annually to the shares reserved under the Plan, the number of shares covered by each outstanding option and stock purchase right and the exercise price of each such outstanding option or stock purchase right will be proportionately adjusted for any increase or decrease in the number of issued shares of the Company’s Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the Company’s capital structure effected without the receipt of consideration. Such adjustment will be made by the Company’s Board of Directors, whose determination will be final, binding and conclusive.

          In the event of a proposed liquidation or dissolution, the Administrator will notify any optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee’s options, including those not otherwise exercisable, until the date 10 days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may provide that the Company’s repurchase option applicable to shares purchased upon the exercise of an option or stock purchase right will lapse as to such shares if the proposed transaction takes place in the time and manner contemplated. To the extent an option or stock purchase right has not previously been exercised, it will terminate immediately prior to the consummation of such liquidation or dissolution.

          In the event of a merger of the Company with or into another corporation or the sale of substantially all of the Company’s assets, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation. In the event the successor corporation does not agree to assume or substitute for the option or stock purchase right, the optionee shall fully vest in and have the right to exercise such option or stock purchase right, including shares not otherwise exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of such assumption or substitution, the Administrator will notify the optionee that the option or stock purchase right is fully exercisable for 15 days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. In addition, if an optionee’s status as an employee, director or consultant is terminated for reasons other than for cause (as defined in the Plan) within 12 months following a change of control (as defined in the Plan), the vesting and exercisability of each of the optionee’s outstanding options and stock purchase rights will partially accelerate upon such termination with respect to 50% of the unvested shares subject to such options or stock purchase rights.

          Amendment and Termination of the Plan.    The Board of Directors may amend, alter, suspend or terminate the Plan at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable laws. No such amendment, alteration, suspension or termination of the Plan may impair the rights of any optionee without his or her written consent. Unless terminated earlier, the Plan will terminate in 2009.

          Awards Granted to Certain Individuals and Groups.    The number of awards (if any) that may be granted to employees, consultants or directors under the 1999 Stock Plan is subject to the discretion of the Administrator and therefore future awards under the Plan are not determinable. The following table sets forth information with respect to the grant of options and restricted stock under the 1999 Stock Plan during the Last Fiscal Year to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees who are not executive officers as a group:

Name and Position	Securities Underlying Options Granted (#)(1)	Weighted Average Exercise Price Per Share ($/sh)	Number of Shares of Restricted Stock Granted (#)(2)	Dollar Value of Restricted Stock Granted(2)
Carl J. Yankowski, Chief Executive Officer and Director	1,000,000	$18.57	—	—
Alan J. Kessler, General Manager, Platform Solutions Group	310,000	$21.72	—	—
Barry Cottle, Chief Internet Officer	250,000	$20.74	—	—
Satjiv S. Chahil, Chief Marketing Officer	462,500	$20.59	—	—
Judy Bruner, Senior Vice President and Chief Financial Officer	242,000	$18.21	—	—
Stewart Gill, Chief Human Resources Officer	186,000	$11.10	—	—
All current executive officers as a group	1,921,500	$17.73	—	—
All current directors who are not executive officers as a group	—	—	—	—
All employees who are not executive officers as a group	15,908,411	$20.76	122,000	$684,420	(3)

(1)
Amounts do not include 6,675,716 shares issuable upon the exercise of 3Com Corporation options that were converted to Palm options on July 28, 2000, which have a weighted average exercise price per share of $15.65.

(2)	Amounts do not include 69,169 shares of restricted stock of 3Com Corporation that were converted to Palm options on July 28, 2000.

(3)	Based on $5.61 per share, the closing price of Palm’s common stock on July 16, 2001 as reported by the Nasdaq National Market System.

          Federal Income Tax Consequences.    The following discussion summarizes certain U.S. federal income tax considerations for U.S. taxpayers receiving options and stock purchase rights under the Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete, and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside. Tax consequences for any particular individual may be different.

          Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held for more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

          Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

          Stock Purchase Rights.    Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company’s right to repurchase the stock upon the purchaser’s termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

          The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

          Award Information.    A total of 70,000,000 shares of the Company’s Common Stock are currently reserved for issuance under the Plan. As of July 16, 2001, 33,669,659 shares were subject to outstanding awards granted under the Plan and 34,998,644 shares remained available for awards to be granted under the Plan in the future.

          If an option or stock purchase right expires or becomes unexercisable without having been fully exercised, the unpurchased shares of the Company’s Common Stock that were subject to the option or right generally again will be available for grant or sale under the Plan.

Vote Required

          The affirmative vote of a majority of the Votes Cast is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 1999 STOCK PLAN, AS AMENDED.

APPROVAL OF PALM’S 2001 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS
(Proposal 3 on Proxy)

          We are asking stockholders to approve Palm’s 2001 Stock Option Plan for Non-Employee Directors (the “2001 Director Plan” or the “Director Plan”) so that Palm can continue to attract and retain outstanding and highly skilled individuals to serve on its Board of Directors. The Board of Directors has approved the 2001 Director Plan, subject to approval from stockholders at the 2001 Annual Meeting. Although the Company’s non- employee directors have an interest in acquiring approval of the 2001 Director Plan because they will be the beneficiaries of the approval, the Board of Directors believes that the offer of equity incentives to all directors will be a key factor in Palm’s overall financial performance.

          The Company’s non-employee directors currently are eligible to participate in the Company’s Amended and Restated 1999 Director Option Plan, as amended (the “1999 Director Plan”) pursuant to which they receive automatic, non-discretionary grants of stock options. If the stockholders approve the 2001 Director Plan: (i) all future grants of stock options will be made under the 2001 Director Plan; (ii) no future grants of stock options will be made under the 1999 Director Plan; and (iii) the 1999 Director Plan will remain in effect only with respect to outstanding options previously granted thereunder.

          Stock options such as those provided under the 2001 Director Plan are vital to our ability to attract and retain the best available individuals for service as non-employee directors of the Company (“Non-Employee Directors”), especially in the extremely competitive markets in which we must compete. To remain competitive in our industry, we believe strongly that we must increase the stock options offered to Non-Employee Directors and that the approval of the 2001 Director Plan is essential. In accordance with the rules of the Nasdaq Stock Market, stockholders must approve certain stock option plans, such as the 2001 Director Plan, pursuant to which stock may be acquired by directors.

          In January 2000, David Shaev, a stockholder of the Company, filed a lawsuit against the Company’s directors in the California Superior Court for the County of Santa Clara, Case No. CV795128. Mr. Shaev alleges that the directors breached fiduciary duties in connection with the 1999 Director Plan. The 1999 Director Plan, which was adopted by the Company prior to its March 2000 initial public offering, included a provision that the 1999 Director Plan was subject to approval by the Company’s stockholders within 12 months after the 1999 Director Plan’s adoption. Pursuant to that provision, the 1999 Director Plan was approved by 3Com Corporation, the Company’s sole stockholder, prior to the initial public offering. By his lawsuit, Mr. Shaev claims that 3Com’s approval of the 1999 Director Plan was insufficient and that Palm was required to have its stockholders approve the 1999 Director Plan after the initial public offering. By his lawsuit, Mr. Shaev seeks to have the options issued to the directors under the 1999 Director Plan rescinded. The lawsuit is in discovery, and no trial date has been set. As discussed above, the outstanding options previously granted under the 1999 Director Plan will remain in effect and therefore will remain the subject of the Shaev lawsuit even if the stockholders approve the 2001 Director Plan.

          The 2001 Director Plan is attached as Appendix C to this Proxy Statement. The following summary of the 2001 Director Plan does not contain all of the terms and conditions of the 2001 Director Plan, and is qualified in its entirety by reference to the 2001 Director Plan. You should refer to Appendix C for a complete set of terms and conditions of the 2001 Director Plan.

Summary of the 2001 Director Plan

          Purpose.    The purpose of the Director Plan is to attract and retain the best available individuals for service as Non-Employee Directors. The Director Plan is also intended to closely align the interests of the Non-Employee Directors with those of the Company’s stockholders by making a significant portion of their compensation directly related to the total return performance of the Company’s Common Stock. The Director Plan is further intended to encourage stock ownership on the part of Non-Employee Directors.

          Shares Reserved for Issuance.    The Board of Directors has reserved a total of 6,000,000 shares of the Company’s Common Stock for issuance under the Director Plan. If an option granted under the Director Plan expires or is cancelled for any reason without having been fully exercised or vested, the unvested or cancelled shares will be returned to the available pool of shares reserved for issuance under the Director Plan.

          Administration of the Director Plan.    The Director Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Subject to the terms of the Director Plan, the Committee has the sole discretion to interpret the provisions of the Director Plan and outstanding options. All decisions of the Committee are final and binding on all persons, and will be given the maximum deference permitted by law.

          Eligibility.    Options under the Director Plan may be granted only to Non-Employee Directors. Non-Employee Directors will receive annual, automatic, nondiscretionary grants of stock options, as described below.

          Initial Grants.    Each Non-Employee Director will automatically receive an option to purchase 60,000 shares of the Company’s Common Stock on the date of the 2001 Annual Meeting if he or she has served as such for at least the immediately preceding six months. Each individual who first becomes a Non-Employee Director after that date will automatically receive an option to purchase 60,000 shares on the date that he or she is first appointed or elected as a Non-Employee Director.

          Ongoing Grants.    Each Non-Employee Director will also automatically receive an option to purchase 30,000 shares on the date of each subsequent annual meeting if he or she is a Non-Employee Director on that date and has served as such for at least the immediately preceding six months.

          Additional Grants.    In addition to the initial and/or ongoing grants of options described above, a Non-Employee Director may be eligible to receive the following grants based on his or her service as the Chairman of a standing committee of the Board of Directors (a “Committee Chair”), a member (whether voting or non-voting) of a standing committee of the Board of Directors (a “Committee Member”), and/or the Chairman of the Board of Directors:

                  (1)    Grants for Service as a Committee Chair.    Each Non-Employee Director who is a Committee Chair on the date of the 2001 Annual Meeting will automatically receive an option to purchase 7,000 shares of the Company’s Common Stock on that date. Each Non-Employee Director who first becomes a Committee Chair after that date will automatically receive an option to purchase 7,000 shares on the date that he or she is first appointed as a Committee Chair. Each Non-Employee Director who has received an option pursuant to the foregoing will also automatically receive an option to purchase 7,000 shares on the date of each subsequent annual meeting if he or she is a Committee Chair on that date and has served as such for at least the immediately preceding six months. A Non-Employee Director will be entitled to receive more than one option for service as a Committee Chair to the extent that, on any grant date, he or she is the Chairman of more than one standing committee of the Board of Directors.

                  (2)    Grants for Service as a Committee Member.    Each Non-Employee Director who is a Committee Member on the date of the 2001 Annual Meeting will automatically receive an option to purchase 5,000 shares of the Company’s Common Stock on that date. Each Non-Employee Director who first becomes a Committee Member after that date will automatically receive an option to purchase 5,000 shares on the date that he or she is first appointed as a Committee Member. Each Non-Employee Director who has received an option pursuant to the foregoing will also automatically receive an option to purchase 5,000 shares on the date of each subsequent annual meeting if he or she is a Committee Member on that date and has served as such for at least the immediately preceding six months. A Non-Employee Director will be entitled to receive more than one option for service as a Committee Member to the extent that, on any grant date, he or she has a qualifying membership on more than one standing committee of the Board of Directors. However, a Non-Employee Director may not receive an option for service as a Committee Member on any standing committee with respect to which he or she is entitled to receive an option for his or her service as a Committee Chair of that committee.

                  (3)    Grants for Service as Chairman of the Board.    Each Non-Employee Director who is the Chairman of the Board of Directors on the date of an annual meeting will automatically receive an option to purchase 10,000 shares of the Company’s Common Stock on that date.

          Terms and Conditions of Options.    Each option granted under the Director Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

                  (a)    Exercise Price.    The exercise price for the shares subject to each option is equal to 100% of the fair market value of the shares on the date of grant. The fair market value is determined by reference to the closing sale price for the Company’s Common Stock on the relevant date.

                  (b)    Exercisability of Options.    Each option will become exercisable in three equal annual installments, beginning on the first anniversary of the applicable grant date (assuming that he or she remains a Non-Employee Director on each scheduled vesting date), except as follows. If a change of control (as defined in the Director Plan) occurs and an optionee will cease to be a Non-Employee Director as an immediate and direct consequence of the change of control, his or her outstanding options will become fully vested and exercisable on the date of the change of control. If an optionee’s service on the Board of Directors terminates due to his or her death, his or her outstanding options will immediately vest in full.

                  (c)    Expiration of Options.    Each option generally expires no later than 10 years after the date of grant. If an optionee terminates his or her service on the Board of Directors before his or her option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination. However, the option may not be exercised later than the original expiration date (except in cases of death, in which case the option would remain exercisable for one year after the date of death).

                  (d)    Nontransferability of Options.    Unless otherwise determined by the Committee, options granted under the Director Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

                  (e)    Other Provisions.    An option agreement may contain other terms, provisions and conditions not inconsistent with the Director Plan, as may be determined by the Committee.

          Adjustments Upon Changes in Capitalization, Dissolution, Merger or Sale of Assets.    Subject to any required action by stockholders, the number and class of shares of the Company’s Common Stock available for issuance under the Director Plan and the number, class and exercise price of shares subject to outstanding options and future grants of options under the Director Plan will be proportionately adjusted by the Committee for any increase or decrease in the number of issued shares of the Company’s Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of shares of the Company’s Common Stock, or any other increase or decrease in the number of shares of the Company’s Common Stock issued effected without receipt of consideration (with certain restrictions).

          In the event of a proposed liquidation or dissolution of the Company, any unexercised options will terminate immediately prior to the consummation of the liquidation or dissolution.

          In the event of the Company’s merger with or into another corporation or the sale of substantially all of the Company’s assets, each outstanding option may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not assume an outstanding option or substitute for it an equivalent option, the option will become fully vested and exercisable, including as to shares for which it would not otherwise be exercisable. If an option becomes fully vested and exercisable in lieu of such assumption or substitution, the Committee will notify the optionee that the option is fully exercisable for 30 days from the date of such notice and that the option terminates upon expiration of such period.

          Options to be Granted to Certain Individuals and Groups.    The following table sets forth the total number of shares of the Company’s Common Stock subject to options expected to be granted under the Director Plan for fiscal year 2002 if the Director Plan is approved by stockholders at the 2001 Annual Meeting. Because these options have not yet been granted, the average per share exercise price of the options cannot be determined. Under the formula for granting options under the Director Plan, the total number of shares subject to options granted during any fiscal year will depend on a number of factors, including the total number of members of the Company’s Board of Directors, the number of committees of the Company’s Board of Directors and the number of directors who serve on each committee.

Name of Individual or Group	Number of Options Granted
Carl J. Yankowski (1)	—
Chief Executive Officer and Director
Alan J. Kessler (1)	—
General Manager, Platform Solutions Group
Barry Cottle (1)	—
Chief Internet Officer
Satjiv S. Chahil (1)	—
Chief Marketing Officer
Judy Bruner (1)	—
Senior Vice President and Chief Financial Officer
Stewart Gill (1)	—
Chief Human Resources Officer
All current executive officers as a group (1)	—
All current directors who are not executive officers as a group	421,000	(2)
All employees who are not executive officers as a group (1)	—

(1)	The Company’s employees are not eligible to participate in the Director Plan.

(2)	Assumes grants made in connection with services on the Company’s Board of Directors and participation on the Company’s Audit Committee, Compensation Committee and Platform Solutions Group Committee.

          Federal Income Tax Consequences.    The following discussion summarizes certain federal income tax considerations for U.S. taxpayers receiving options under the Director Plan and certain tax effects on the Company, based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside. Tax consequences for any particular individual may be different.

          Options granted pursuant to the Director Plan are “nonstatutory stock options” (that is, options that are not “incentive stock options” as defined in Section 422 of the Code) and will not qualify for any special tax benefits to the optionee. An optionee does not recognize any taxable income at the time he or she is granted an option under the Director Plan. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price of the option. The Company is generally entitled to a deduction for federal income tax purposes in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

          Amendment and Termination of the Director Plan.    The Board of Directors, in its sole discretion, may amend or terminate the Director Plan, or any part thereof, at any time and for any reason. However, no such amendment or termination may, without the consent of the optionee, alter or impair any rights under any outstanding option.

Vote Required

          The affirmative vote of a majority of the Votes Cast is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

APPROVAL OF PALM’S PERFORMANCE BASED BONUS PLAN
(Proposal 4 on Proxy)

          We are asking stockholders to approve our Performance Based Bonus Plan (the “Performance Plan”) under which incentive compensation paid would be performance-based for purposes of exemption from the limitations of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The Board of Directors approved the Performance Plan effective June 1, 2001, subject to approval from stockholders at the 2001 Annual Meeting.

          The Performance Plan is attached as Appendix D to this proxy statement. The following summary of the Performance Plan does not contain all of the terms and conditions of the Performance Plan and is qualified in its entirety by reference to the Performance Plan. You should refer to Appendix D for a complete set of terms and conditions of the Performance Plan.

Summary of the Performance Plan

          Purpose.    The purpose of the Performance Plan is to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Performance Plan accomplishes this by paying awards only after the achievement of the specified goals.

          The Performance Plan is also designed to qualify as “performance-based” compensation under section 162(m) of the Code. Under section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is “performance-based” under section 162(m), the Company still can receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The Performance Plan allows the Company to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company’s federal income tax return.

          Eligibility.    The Compensation Committee selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Performance Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants.

          Target Awards and Performance Goals.    Each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award is expressed as a percentage of his or her base salary at the end of the fiscal year. The performance goals require the achievement of objectives for one or more of (a) annual revenue, (b) cash position, (c) earnings per share, (d) individual objectives, (e) net income, (f) operating cash flow, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, and (k) total shareholder return.

          Actual Awards.    After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Performance Plan limits actual awards to a maximum of $3 million per person in any performance period, even if the formula otherwise indicates a larger award.

          If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee has discretion to pay out part or all of the award.

          Actual awards generally are paid in cash no later than 75 days after the performance period ends. However, the Compensation Committee instead may convert the cash payment into an equivalent amount of shares of the Company’s Common Stock that will be paid to the participant only if he or she remains employed for an additional period of time up to two years. The Compensation Committee may also permit a participant to defer the receipt of the payment of cash that would otherwise be paid to a participant under the Performance Plan.

          Administration.    The Compensation Committee administers the Performance Plan. Members of the Committee must qualify as outside directors under section 162(m). Subject to the terms of the Performance Plan, the Compensation Committee has sole discretion to:

•	select the employees who will receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the Performance Plan.

          Amendment and Termination of the Plan.    The Board of Directors may amend or terminate the Performance Plan at any time and for any reason. No amendment or termination may impair the rights of a participant without his or her consent.

          Awards Granted to Certain Individuals and Groups.    Awards under the Performance Plan are determined based on actual performance, so future actual awards (if any) cannot now be determined. The following table sets forth the target awards that would be payable to the persons or groups shown below if the performance goals established by the Compensation Committee for the second half of the Company’s 2002 fiscal year are exactly 100% achieved. There is no assurance that the pre-established performance goals will be achieved and therefore is no assurance that the target awards shown below actually will be paid.

Name of Individual or Group	Fiscal 2002 Target Awards
Carl J. Yankowski	$350,000
Chief Executive Officer and Director
Alan J. Kessler	—
General Manager, Platform Solutions Group
Barry Cottle	—
Chief Internet Officer
Satjiv S. Chahil	—
Chief Marketing Officer
Judy Bruner	—
Senior Vice President and Chief Financial Officer
Stewart Gill	—
Chief Human Resources Officer
All current executive officers as a group	$350,000
All current directors who are not executive officers as a group (1)	—
All employees who are not executive officers as a group	—

(1)	The Company’s non-employee directors are not eligible to participate in the Performance Plan.

Vote Required

          The affirmative vote of a majority of the Votes Cast is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PERFORMANCE BASED BONUS PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal 5 on Proxy)

          The Board of Directors has selected Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending May 31, 2002. Deloitte & Touche LLP served in such capacity for fiscal year 2001. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

          In the event ratification by the stockholders of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants is not obtained, the Board of Directors will reconsider such appointment.

Vote Required

          The affirmative vote of a majority of the Votes Cast is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2002.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

          Certain stockholders who share an address are being delivered only one copy of this Proxy Statement and the Company’s 2001 Annual Report on Form 10-K unless the Company or one of its mailing agents has received contrary instructions.

          Upon the written or oral request of a stockholder at a shared address to which a single copy of the Company’s Proxy Statement and 2001 Annual Report on Form 10-K was delivered, the Company will promptly deliver a separate copy of such documents to such stockholder. Written requests should be made to Palm, Inc., Attention: Investor Relations, 5470 Great America Parkway, Santa Clara, California 95052 and oral requests may be made by calling Investor Relations of the Company at (408) 878-9000. In addition, if such a stockholder wishes to receive a separate copy of the Company’s proxy statement and annual report in the future, such stockholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number.

          Stockholders sharing an address who are receiving multiple copies of the Company’s proxy statements and annual reports may request delivery of a single copy of the Company’s proxy statements and annual reports by writing to the address above or calling the telephone number above.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

          Proposals of stockholders that are intended for inclusion in the Company’s proxy statement relating to the 2002 Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 5470 Great America Parkway, Santa Clara, California 95052, not later than May 7, 2002 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company’s proxy statement for that meeting. Stockholder proposals that are not intended to be included in the Company’s proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “TRANSACTION OF OTHER BUSINESS.”

TRANSACTION OF OTHER BUSINESS

          At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

          Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under the Company’s Bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, the Company not later than 90 days prior to the next annual meeting of stockholders (under the assumption that the next annual meeting of stockholders will occur on the same calendar day as the day of the most recent annual meeting of stockholders). The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the class and number of shares of the Company that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By	Order of the Board of Directors,

Ste	phen Yu
Sec	retary

Sep	tember 4, 2001

APPENDIX A

Palm, Inc.
Charter of the Audit Committee
of the Board of Directors

A.    The Audit Committee of the board of directors shall be composed of at least three directors. All of the members must meet the qualification and other requirements of the rules of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, as such rules may change from time to time. The members of the Audit Committee are to be independent of the Company and its management, except as otherwise permitted by the rules of the Nasdaq Stock Market. In addition, in accordance with the rules of the Nasdaq Stock Market, each member of the Audit Committee will be able to read and understand fundamental financial statements, and at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive officer or chief financial officer or other senior officer with financial oversight responsibilities.

B.    The Audit Committee shall have all of the authority of the board to act or exercise corporate powers with respect to the following:

1.	Review the Company’s internal audit plan, the results of each internal audit, and review the appointment and replacement of the senior internal auditing executive.

2.	Review the independent auditor’s compensation, the proposal terms of its engagement and its independence.

3.
Review the results of each independent audit, including any qualifications of the auditor’s opinion, any related management letter, management’s responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Audit Committee by the internal auditing department that are material to the Company as a whole, and management’s responses to those reports.

4.
Consider, in consultation with the independent auditor and the senior internal auditing executive, the adequacy of the Company’s internal financial controls. Among other things, these controls must be designed to provide reasonable assurance that the Company’s publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles.

5.	Consider major changes and other major questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the Company’s financial statements.

6.	Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

7.	Meet periodically with management to review the Company’s major financial risk exposures.

C.    The Audit Committee shall also:

1.
Recommend to the board of directors which firm to engage as the Company’s independent auditor and whether to terminate that relationship. Such independent auditor shall be accountable to the board of directors and the Audit Committee, and the board and the Audit Committee shall have the authority to select, evaluate and, where appropriate, replace the independent auditor.

2.
Obtain a formal written statement from the independent auditor setting forth all relationships between the auditor and the Company that, in the auditor’s judgment, may reasonably be thought to bear on independence, consistent with Independence Standards Board Standard No. 1, discuss with the auditor any impact on the auditor’s objectivity and independence, and recommend to the board of directors any action necessary to satisfy the auditor’s independence.

3.
Direct the independent auditor to review before filing with the SEC the Company’s interim and annual financial statements included in Quarterly and Annual Reports on Form10-Q and Form10-K, using professional standards and procedures for conducting such reviews.

4.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented.

5.	Review with management, before release, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K.

6.	Provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

7.	Serve as a channel of communication between the independent auditor and the board and between the senior internal auditing executives and the board.

8.
Report to the board on the Audit Committee’s review of the Company’s financial statements and any significant disputes between management and the independent auditor that arose in connection with the preparation of those financial statements.

9.
Make recommendations to the board concerning oversight of the Company’s policies and procedures regarding compliance with the law and with significant corporate policies including the Company’s code of conduct.

10.
Meet periodically with management to prove guidance concerning major capital expenditures, infrastructure investments, financial strategies and special projects and other significant financial matters.

11.	Review the Audit Committee’s own structure, processes and membership requirements.

12.	Perform such other duties as may be requested by the board of directors.

APPENDIX B

PALM, INC.

1999 STOCK PLAN
(As Amended through July 31, 2001)

          1.    Purposes of the Plan.    The purposes of this 1999 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

                   Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

          2.    Definitions.    As used herein, the following definitions shall apply:

                   (a)    “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                   (b)    “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

                   (c)    “Board” means the Board of Directors of the Company.

                   (d)    “Cause” shall mean (i) an act of personal dishonesty taken by the Optionee in connection with his or her responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Optionee, (ii) Optionee being convicted of a felony, (iii) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Optionee of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Optionee has not substantially performed his duties, continued violations by the Optionee of the Optionee’s obligations to the Company which are demonstrably willful and deliberate on the Optionee’s part.

                   (e)    “Change of Control” means the occurrence of any of the following events:

                             (i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities who is not already such as of the Effective Date; or

                             (ii)    The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

                             (iii)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

                             (iv)    A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

          Notwithstanding the foregoing, in no event shall either or both of the following events constitute a Change of Control: (i) the initial public offering of the Company’s securities pursuant to a registration statement filed under Section 12 of the Exchange Act or (ii) the spin-off of the Company from 3Com pursuant to one or more transactions in which 3Com distributes eighty percent (80%) or more of its securities ownership of the Company to the shareholders of 3Com.

                  (f)    “Code” means the Internal Revenue Code of 1986, as amended.

                  (g)    “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                  (h)    “Common Stock” means the common stock of the Company.

                  (i)    “Company” means Palm, Inc., a Delaware corporation.

                  (j)    “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                  (k)    “Director” means a member of the Board.

                  (l)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (m)    “Effective Date” means the effective date of this Plan as determined in accordance with Section 7.

                  (n)    “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

                  (o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                  (p)    “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                             (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                             (ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                             (iii)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator; or

                             (iv)    For purposes of Option grants made on the effective date of the Company’s initial public offering of Common Stock, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included with the registration on Form S-1 filed with the Securities and Exchange Commission for such offering.

                  (q)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (r)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

                  (s)    “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

                  (t)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (u)    “Option” means a stock option granted pursuant to the Plan.

                  (v)    “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (w)    “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

                  (x)    “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

                  (y)    “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

                  (z)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (aa)    “Plan” means this 1999 Stock Plan.

                  (bb)    “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

                  (cc)    “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                  (dd)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  (ee)    “Section 16(b) “ means Section 16(b) of the Exchange Act.

                  (ff)    “Service Provider” means an Employee, Director or Consultant. In addition, an individual who receives an award under this Plan while an Employee, Director or Consultant, and who ceases to be an Employee, Director or Consultant, but who remains an employee, director or consultant to 3Com shall be deemed Service Provider for purposes of this Plan.

                  (gg)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                  (hh)    “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

                  (ii)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  (jj)     “3Com” means 3Com Corporation, a Delaware corporation.

          3.    Stock Subject to the Plan.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 20,000,000 Shares, plus an annual increase to be added the first day of the Company’s fiscal year, beginning in 2001, equal to the lesser of (i) 25,000,000 shares, (ii) 5% of the outstanding shares of Common Stock on such date, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

          4.    Administration of the Plan.

                  (a)    Procedure.

                             (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

                             (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section162(m) of the Code.

                             (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                             (iv)    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                  (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                             (i)    to determine the Fair Market Value;

                             (ii)    to select the Employees, Directors and Consultants to whom Options and Stock Purchase Rights may be granted hereunder;

                             (iii)    to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                             (iv)    to approve forms of agreement for use under the Plan;

                             (v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                             (vi)    to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                             (vii)    to institute an Option Exchange Program;

                             (viii)    to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                             (ix)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred treatment under foreign laws;

                             (x)    to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                             (xi)    to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to (or less than) the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                             (xii)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                             (xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.

                  (c)    Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

          5.    Eligibility.    Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Directors or Consultants. Incentive Stock Options may be granted only to Employees.

          6.    Limitations.

                  (a)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (b)    Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider, nor shall they interfere in any way with the Optionee’s right or the Company’s or 3Com’s right, as applicable, to terminate such relationship at any time, with or without cause.

                  (c)    The following limitations shall apply to grants of Options:

                             (i)    No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 3,000,000 Shares.

                             (ii)    In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 6,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

                             (iii)    The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

                             (iv)    If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          7.    Term of Plan.    Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

          8.    Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

          9.    Option Exercise Price and Consideration.

                  (a)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                             (i)    In the case of an Incentive Stock Option

                                     (1)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                      (2)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                             (ii)    In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                             (iii)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

                  (b)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

                  (c)     Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                             (i)    cash;

                             (ii)    check;

                             (iii)    promissory note;

                             (iv)    other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                             (v)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                             (vi)    a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

                             (vii)    any combination of the foregoing methods of payment; or

                             (viii)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          10.    Exercise of Option.

                  (a)    Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b)    Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c)    Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d)    Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. The Option may be exercised by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable by the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised within the applicable time period by the personal representative of the Optionee’s estate or by the person or persons to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          11.    Stock Purchase Rights.

                  (a)     Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan; provided, however that in no event may Stock Purchase Rights be issued in any fiscal year of the Company for more than ten percent (10%) of the total Shares available for issuance hereunder, in the aggregate, on the first day of such fiscal year. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

                  (b)    Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

                  (c)     Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

                  (d)    Rights as a Shareholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

          12.    Transferability of Options and Stock Purchase Rights.    Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

          13.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                  (a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan, including Shares as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares that may be added annually to the Shares reserved under the Plan (pursuant to Section 3(i)), and the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

                  (c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          Notwithstanding the foregoing, if an Optionee’s status as a Service Provider is terminated for reasons other than Cause within twelve (12) months following a Change of Control, then the vesting and exercisability of each of the Optionee’s outstanding Options and Stock Purchase Rights shall partially accelerate upon such termination with respect to fifty percent (50%) of the then unvested Shares subject to or acquired under each such Option or Stock Purchase Right.

          14.    Date of Grant.    The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

          15.    Amendment and Termination of the Plan.

                  (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b)    Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                  (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

          16.    Conditions Upon Issuance of Shares.

                  (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b)    Investment Representations.    As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

          17.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          18.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          19.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX C

PALM, INC.

2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

          PALM, INC., hereby adopts the Palm, Inc. 2001 Stock Option Plan for Non-Employee Directors as follows:

SECTION 1
EFFECTIVE DATE AND PURPOSE

          1.1    Effective Date.    The Plan is effective as of October 11, 2001, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 2001 Annual Meeting of Stockholders of the Company.

          1.2    Purpose of the Plan.    The Plan is intended to closely align the interests of the Non-Employee Directors with the interests of the Company’s stockholders. This is achieved by making a significant portion of Non-Employee Director compensation directly related to the total return performance of the Shares. The Plan also is intended to encourage Share ownership on the part of Non-Employee Directors.

SECTION 2
DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.2    “Board” means the Board of Directors of the Company.

          2.3     “Change of Control” means the occurrence of any of the following events:

                        (a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

                        (b)     The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

                        (c)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

                        (d)    A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (1) are directors of the Company as of the effective date of the Plan, or (2) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (a), (b), or (c) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

          2.4    “Committee” means the committee appointed pursuant to Section 3.1 to administer the Plan.

          2.5    “Company” means Palm, Inc., a Delaware corporation, or any successor thereto.

          2.6    “Director” means an individual who is a member of the Board.

          2.7    “Disability” means a permanent and total disability, as determined by the Committee (in its discretion) in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

          2.8    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

          2.9    “Fair Market Value” means the closing per share selling price for the Shares, as quoted on the Nasdaq National Market for the date in question.

          2.10    “Grant Date” means, with respect to a particular Option, the date on which the Option was granted.

          2.11    “Non-Employee Director” means a Director who is an employee of neither the Company nor of any Subsidiary.

          2.12    “Option” means an option to purchase Shares granted pursuant to Section 5.

          2.13    “Option Agreement” means the written agreement setting forth the terms and provisions applicable to each Option granted under the Plan.

          2.14    “Participant” means a Non-Employee Director who has an outstanding Option.

          2.15    “Plan” means the Palm, Inc. 2001 Stock Option Plan for Non-Employee Directors, as set forth in this instrument and as hereafter amended from time to time.

          2.16    “Shares” means the shares of the Company’s common stock, $0.001 par value.

          2.17    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.18    “Termination of Service” means a cessation of the Participant’s service on the Board for any reason.

SECTION 3
ADMINISTRATION

          3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall consist of one or more Directors who shall be appointed by, and serve at the pleasure of, the Board. Until otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee.

          3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) interpret the Plan and the Options, (b) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (c) interpret, amend or revoke any such rules, and (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Non-Employee Directors who are foreign nationals or employed outside of the United States.

          3.3    Decisions Binding.    All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN

          4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 6,000,000. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares.
          4.2    Lapsed Options.    If an Option terminates or expires for any reason, any Shares subject to such Option again shall be available to be the subject of an Option.
          4.3    Adjustments in Options and Authorized Shares.
                   4.3.1    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number and class of Shares which may be delivered under the Plan, and the number, class, and Exercise Price of Shares subject to outstanding Options and future grants, shall be proportionately adjusted by the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.
                   4.3.2    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.
                   4.3.3    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Committee shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate. For this purpose, an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share covered by the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

SECTION 5
STOCK OPTIONS

          5.1    Granting of Options.

                   5.1.1    Initial Grants.    Each Non-Employee Director automatically shall receive an Option on the effective date of the Plan, provided that the individual will receive such Option only if he or she both (a) is a Non-Employee Director on that date, and (b) has served as a Non-Employee Director for at least the six (6) months immediately preceding that date. Each Non-Employee Director who first becomes a Non-Employee Director after the effective date of the Plan, automatically shall receive an Option on the date that he or she first is appointed or elected as a Non-Employee Director. The number of Shares covered by each Option described in this Section 5.1.1 shall equal 60,000.

                   5.1.2    Ongoing Grants for Service on the Board.    Each Non-Employee Director automatically shall receive an Option on the date of each Annual Meeting of the Company’s stockholders that occurs after the effective date of the Plan, provided that the individual will receive such Option only if he or she both (a) is a Non-Employee Director on that date, and (b) has served as a Non-Employee Director for at least the six (6) months immediately preceding that date. The number of Shares covered by each Option described in this Section 5.1.2 shall equal 30,000.

                   5.1.3    Grants for Service as a Committee Chair.    Each Non-Employee Director who is the Chairman of a standing committee of the Board (a “Committee Chair”) on the effective date of the Plan automatically shall receive an Option on that date. Each Non-Employee Director who first becomes a Committee Chair after the effective date of the Plan automatically shall receive an Option on the date that he or she first is appointed as a Committee Chair. Each Non-Employee Director who has received an Option pursuant to the foregoing also automatically shall receive an Option on the date of each subsequent Annual Meeting of the Company’s stockholders, provided that the individual will receive such Option only if he or she both (a) is a Committee Chair on that date, and (b) has served in such position for at least the six (6) months immediately preceding that date. A Non-Employee Director shall be entitled to more than one Option pursuant to this Section 5.1.3 to the extent that on any Grant Date, he or she is the Chairman of more than one standing committee of the Board. The number of Shares covered by each Option described in this Section 5.1.3 shall equal 7,000. Each Option granted pursuant to this Section 5.1.3 shall be in addition to any other Option(s) to which the Non-Employee Director may be entitled under any other subsection of Section 5.1.

                   5.1.4    Grants for Service as a Committee Member.    Each Non-Employee Director who is a member (whether voting or non-voting) of a standing committee of the Board (a “Committee Member”) on the effective date of the Plan automatically shall receive an Option on that date. Each Non-Employee Director who first becomes a Committee Member after the effective date of the Plan automatically shall receive an Option on the date that he or she first is appointed as a Committee Member. Each Non-Employee Director who has received an Option pursuant to the foregoing also automatically shall receive an Option on the date of each subsequent Annual Meeting of the Company’s stockholders, provided that the individual will receive such Option only if he or she both (a) is a Committee Member on that date, and (b) has served in such position for at least the six (6) months immediately preceding that date. A Non-Employee Director shall be entitled to more than one Option pursuant to this Section 5.1.4 to the extent that on any Grant Date, he or she has qualifying membership on more than one standing committee of the Board. The number of Shares covered by each Option described in this Section 5.1.4 shall equal 5,000. Each Option granted pursuant to this Section 5.1.4 shall be in addition to any other Option(s) to which the Non-Employee Director may be entitled under any other subsection of Section 5.1, except that a Non-Employee Director shall not receive an Option under this Section 5.1.4 for service on any committee with respect to which he or she is entitled to receive an Option under Section 5.1.3.

                   5.1.5    Grants for Service as Chairman of the Board.    Each Non-Employee Director who is the Chairman of the Board on the date of an Annual Meeting of the Company’s stockholders automatically shall receive an Option to purchase 10,000 Shares on that date. Each Option granted pursuant to this Section 5.1.5 shall be in addition to any other Option(s) to which the Non-Employee Director may be entitled under any other subsection of Section 5.1.

          5.2    Terms of Options.

                   5.2.1    Option Agreement.    Each Option shall be evidenced by a written Option Agreement (satisfactory to the Committee) which shall be executed by the Participant and the Company.
                   5.2.2    Exercise Price.    The Exercise Price for the Shares subject to each Option shall be 100% of the Fair Market Value of such Shares on the Grant Date.

                   5.2.3    Exercisability.

                                 (a)    Each Option shall become exercisable in three (3) equal annual installments, commencing on the first anniversary of the applicable Grant Date, except as follows. If a Change of Control occurs while the Non-Employee Director is such and the Non-Employee Director will cease to be such as an immediate and direct consequence of the Change of Control, the Option (if not yet expired) shall become fully exercisable on the date of the Change of Control. Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in Section 5.2.3(b).

                                 (b)    Upon a Non-Employee Director’s death, all unvested and unexpired Options held by such person shall immediately become exercisable.

                   5.2.4    Expiration of Options.    Each Option shall terminate upon the first to occur of the following events:

                                 (a)    The expiration of ten (10) years from the Grant Date;

                                 (b)    The expiration of three (3) months from the date of the Participant’s Termination of Service prior to age 65 for any reason other than the Participant’s death or Disability;

                                 (c)    The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability, or

                                 (d)    The expiration of one (1) year from the date of the Participant’s Termination of Service at or after age 65 for any reason other than the Participant’s death or Disability.

                   5.2.5    Death of Director.     Notwithstanding Section 5.2.4, if a Director dies prior to the expiration of his or her Option(s) in accordance with Section 5.2.4, his or her Option(s) which are exercisable on the date of his or her death shall terminate one (1) year after the date of death.

          5.3    Exercise.    Options shall be exercised by the Participant’s delivery of a notice of exercise in such form and manner as the Company (or its designee) may designate from time to time. In all events, the notice shall set forth the number of Shares with respect to which the Option is to be exercised, and be accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise by (a) tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book-entry form) representing such Shares.

          5.4    Options are not Incentive Stock Options.    Options are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 6
MISCELLANEOUS

          6.1    No Effect on Service.    Nothing in the Plan shall (a) create any obligation on the part of the Board to nominate any Participant for reelection by the Company’s stockholders, or (b) interfere with or limit in any way the right of the Company to terminate any Participant’s service.

          6.2    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

          6.3    Successors.    All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

          6.4    Beneficiary Designations.    If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Option shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Option Agreement, any unexercised vested Option may be exercised by the administrator or executor of the Participant’s estate.

          6.5    Nontransferability of Options.    No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.4. All rights with respect to an Option granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, if permitted by the Committee and in a manner specified by the Committee, transfer an Option by bona fide gift and not for any consideration, to a member of the Participant’s immediate family or to a trust or other entity for the exclusive benefit of the Participant and/or a member or members of the Participant’s immediate family.

          6.6    No Rights as Stockholder.    No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Option (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or beneficiary.

          6.7    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Option (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum Federal, state, and local taxes required to be withheld with respect to such Option (or exercise thereof).

SECTION 7
AMENDMENT, TERMINATION, AND DURATION

          7.1    Amendment or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted to such Participant.
          7.2    Duration of the Plan.    The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

          8.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          8.2     Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          8.3    Requirements of Law.    The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          8.4    Compliance with Rule 16b-3.    For the purpose of ensuring that transactions under the Plan do not subject Participants to liability under Section 16(b) of the 1934 Act, all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation. To the extent any provision of the Plan, Option Agreement or action by the Committee or a Participant fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          8.5    Governing Law.    The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or otherwise) which would cause the application of the laws of any jurisdiction other than the State of California.

          8.6    Captions.    Captions provided herein are for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX D

PALM, INC.

PERFORMANCE BASED BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

          1.1    Effective Date.    The Plan is effective as of June 1, 2001, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 2001 Annual Meeting of Stockholders of the Company.

          1.2    Purpose of the Plan.    The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2 DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
          2.2    “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to reduce the award otherwise determined by the Payout Formula.
          2.3    “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
          2.4    “Annual Revenue” means as to any Performance Period, the Company’s or business unit’s net sales, determined in accordance with generally accepted accounting principles.
          2.5    “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.
          2.6    “Board” means the Board of Directors of the Company.
          2.7    “Cash Position” means as to any Performance Period, the Company’s level of cash and cash equivalents.

          2.8    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.9    “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

          2.10    “Company” means Palm, Inc., a Delaware corporation, or any successor thereto.

          2.11    “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

          2.12    “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

          2.13    “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          2.14    “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

          2.15    “Fair Market Value” means the closing per share selling price for Shares, as quoted on the Nasdaq National Market for the date in question.

          2.16    “Fiscal Year” means the fiscal year of the Company.

          2.17    “Individual Objectives” means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

          2.18    “Maximum Award” means as to any aggregate Actual Awards to any Participant for any Performance Period, $3 million.

          2.19    “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

          2.20    “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

          2.21    “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

          2.22    “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

          2.23    “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

          2.24    “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

          2.25    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

          2.26    “Plan” means the Palm, Inc. Performance Based Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

          2.27    “Retirement” means, with respect to any Participant, a Termination of Service after attaining at least age 55 and 10 years of service.

          2.28    “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

          2.29    “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

          2.30    “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

          2.31    “Shares” means shares of the Company’s common stock, $0.001 par value.

          2.32    “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

          2.33    “Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

          2.34    “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

          3.1    Selection of Participants.    The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

          3.2    Determination of Performance Goals.    The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

          3.3    Determination of Target Awards.    The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

          3.4    Determination of Payout Formula or Formulae.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant’s Actual Award under the Plan may exceed his or her Maximum Award.

          3.5    Date for Determinations.    The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

          3.6    Determination of Actual Awards.    After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Service prior to the end of the Performance Period.

SECTION 4
PAYMENT OF AWARDS

          4.1    Right to Receive Payment.    Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

          4.2     Timing of Payment.    Payment of each Actual Award shall be made as soon as practicable, but no later than 75 days after the end of the Performance Period during which the Award was earned.

          4.3    Form of Payment.    Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted stock granted under the Company’s 1999 Stock Plan. The number of Shares of restricted stock granted shall be determined by dividing the cash amount foregone by the Fair Market Value of a Share on the date that the cash payment otherwise would have been made. Any such restricted stock shall be subject to the vesting schedule (not to exceed two calendar years) as may be determined by the Committee, provided that accelerated vesting automatically shall occur upon death, Retirement or involuntary Termination of Service without cause.

          4.4    Payment in the Event of Death.    If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

          5.1    Committee is the Administrator.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

          5.2    Committee Authority.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

          5.3    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

          5.4    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

          6.1    Tax Withholding.    The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

          6.2    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

          6.3     Participation.    No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

          6.4     Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

          6.5     Successors.    All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

          6.6     Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

          6.7    Nontransferability of Awards.    No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

          6.8    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

          7.1    Amendment, Suspension or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

          7.2    Duration of the Plan.    The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

          8.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

          8.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          8.3    Requirements of Law.    The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          8.4    Governing Law.    The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

          8.5    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

1991-PS-01

PALM, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Carl J. Yankowski, Judy Bruner and Stephen Yu, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Palm, Inc., to be held at the Hilton Santa Clara, 4949 Great America Parkway, Santa Clara, California 95054, on Thursday, October 11, 2001 at 9:30 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated September 4, 2001, and a copy of the Company’s 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 13, 2001. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

          This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR EACH NOMINEE SET FORTH BELOW, “FOR” THE APPROVAL OF THE 1999 STOCK PLAN, AS AMENDED, “FOR” THE APPROVAL OF THE 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, “FOR” THE APPROVAL OF THE PERFORMANCE BASED BONUS PLAN, “FOR” THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

X	Please mark votes as in this example.

TH	E BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1.	Election of two Class II Directors to serve a three-year term expiring in 2004.

Nominees:

Gordon A. Campbell
Susan G. Swenson
	FOR	WITHHELD
	all nominees	from all nominees
	☐	☐	☐
___________________________ For all nominees except those written on the line above.

	FOR	AGAINST	ABSTAIN
2. To approve the 1999 Stock Plan, as amended.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To approve the 2001 Stock Option Plan for Non-Employee Directors.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. To approve the Performance Based Bonus Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending May 31, 2002.	☐	☐	☐

6. With discretionary authority, upon such other matters as may properly come before the meeting or any adjournment thereof.

          MARK HERE IF YOU PLAN TO ATTEND THE MEETING     ☐

          MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    ☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear herein.
Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.
Signature:_________________________	Date:_________
Signature:_________________________	Date:_________